Exhibit 99.1A



                                    Exhibit A

                                   Definitions
                                   -----------

          "Action" shall mean any actual or threatened action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.

          "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Associate" of a specified Person shall mean (a) a corporation or other organization of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which such Person has such a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (c) any Relative of such Person who has the same home as such Person.

          "Business Day" shall mean a day other than Saturday, Sunday or any other day which commercial banks in New York, New York or Los Angeles, California are authorized or required by law to close.

          "Closing Working Capital" shall mean, as of the Closing Date, the sum of (x) 100% of the Company's cash, cash equivalents and accounts receivable minus (y) the accounts payable and accrued liabilities of the Company, in each case determined in accordance with GAAP.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "Contract" shall mean any written or oral contract, agreement or understanding to which the Company is a party or by which it is bound.

          "Dissenting Shares" means shares of Company Common Stock held of record by a shareholder of the Company who or which has exercised his, her or its dissenters' rights under Chapter 44 of the Indiana Business Corporation Law, I.C. 23-1-44, with respect to the Merger.

          "Domain Names" shall mean computer addresses for a reserved site on the Internet.



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          "Employees" shall mean all current employees, directors and consultants, former employees, directors and consultants and retired employees, directors and consultants of the Company.

          "Encumbrances" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, voting and other restrictions, rights-of-way, easements, options, encroachments and any other similar matters affecting title.

          "Environmental Laws" shall mean all U.S., state and local statutes, codes, regulations, rules, ordinances, policies, decrees, guidelines, guidances, policies, orders or decisions, including the common law, relating to (a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material, (c) liability for personal injury or property damage arising out of the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling, emission, discharge, release, threatened release, or presence of Hazardous Materials on real property owned, leased or used by the Company, (d) remediation, reclamation or restoration of real property (whether or not owned, leased or used by the Company), and (e) workplace health and safety and protection of employees from workplace hazards.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

          "ERISA Affiliate" shall mean any entity which is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

          "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

          "Government Authority" shall mean any foreign or United States federal or state (or any subdivision thereof), agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

          "Hazardous Materials" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, flammable, explosive, toxic, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Law; including, by way of example only, petroleum, petroleum products, crude oil or any fraction thereof, urea formaldehyde, PCBs, pesticides, herbicides, asbestos, slag, acids, metals, solvents, and waste water.

          "Intellectual Property" shall mean the Intellectual Property Rights identified in Schedule 2.5 hereto, together with all other Intellectual Property Rights owned, used or held for use by the Company.


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          "Intellectual Property Rights" shall mean (i) all patents, copyrights, trademarks, service marks, trade identification, trade dress, trade names, copyrights, formulae, processes, procedures, designs, ideas, strategic and other business plans, research records, inventions, records of inventions, test information, technical information, engineering data, trade secrets, know-how, proprietary information (including without limitation proprietary software algorithms and designs), mask work rights, database rights, publicity rights, privacy rights and other rights of a similar nature for which legal protection, statutory, common law or otherwise, may be obtained, in the United States and/or any other country or jurisdiction together with all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs, specifications, equipment lists, parts lists, descriptions, data, art work, Software, computer programs and source code data related thereto including all current and historical data bases; (ii) all pending applications to register or otherwise obtain legal protection for any of the foregoing;
     (iii) all rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) all rights of priority under national laws and international conventions with respect to any of the foregoing; (v) all continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor;
     (vii) all goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) all rights to sue with respect to past and future infringements of any of the foregoing.

          "IP License" shall mean any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement of or remuneration for any Intellectual Property or Software.

          "IRS" shall mean the Internal Revenue Service.

          "Knowledge", when used with respect to the Company, shall mean the actual and (unless otherwise expressly indicated) constructive (based on what a reasonable person in the applicable position of the Company would know after making reasonable inquiry) knowledge of the Chief Executive Officer of the Company or the Company's principal financing officer, principal accounting officer or principal sales executive.

          "Law" or "Laws" shall mean all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

          "Legal Expenses" shall mean the fees, costs and expenses of any kind incurred by any Person indemnified herein or of the "prevailing party" as such term is used in Section 7.14, and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim or any action or proceeding.

          "Legal Requirement" shall mean any Law, statute, ordinance, code, rule, regulation, standard, judgment, decree, writ, ruling, arbitration award, injunction, order or other requirement of any Government Authority.


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          "License" shall mean any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement or remuneration for any Intellectual Property Right or Software.

          "Material Adverse Effect" shall mean a material adverse effect on the
     (i) business, results of operation or financial condition of the Company, or (ii) ability of the Company to perform its obligations under this Agreement.

          "Outstanding IP License" shall mean any IP License by or to the Company or to which the Company is otherwise a party, or by which any the Company or any of the Intellectual Property, Software or other property is subject or bound.

          "Permit" shall mean any franchise, approval, permit, authorization, license, order, registration, certificate, variance, or other similar permit or right obtained by the Company from any Government Authority or any pending application therefor.

          "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, other form of business or legal entity or Government Authority.

          "Relative" of a Person shall mean such Person's spouse, such Person's parents, sisters, brothers, children and the spouses of the foregoing and any member of the immediate household of such Person.

          "Returns" shall mean all returns, declarations, statements, forms or other documents required to be filed with or supplied to any Taxing Authority.

          "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as amended, or any successor Law, and regulations and rules issued by the United States Securities and Exchange Commission pursuant to that act or any successor Law.

          "Shareholder Committee" shall mean the group of persons authorized by resolution of the shareholders of the Company to act, following the consummation of the Merger, for and as the agent of the holders of record as of the Closing Date of shares of Company Common Stock (excluding Dissenting Shares).

          "Software" shall mean source or object code instructions for controlling the operation of a central processing unit or computer, and computer files containing data.

          "Subsidiary," as it relates to any Person, shall mean any Person of which such Person (a) directly or indirectly through one or more Subsidiaries, beneficially owns capital stock or other equity interests having in the aggregate 50% or more of the total combined voting power, without giving effect to any contingent voting rights, in the election of directors (or Persons fulfilling similar functions or duties) of such owned Person or (b) is a general partner.


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          "Tax" or "Taxes" shall mean (a) all taxes (whether federal, state, county or local), fees, levies, customs duties, assessments or charges of any kind whatsoever, including gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value-added, ad valorem, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes imposed by any Taxing Authority together with any interest, penalties, or additions to tax imposed with respect thereto and (b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.

          "Taxing Authority" shall mean any Government Authority having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

          "UCC" shall mean the Uniform Commercial Code, as amended, and any successor thereto.


References to Terms Defined Elsewhere in Agreement:

Term                                          Section
----                                          -------
Administration                                 2.16
Agreement                                    Preamble
Applicable Rate                               1.10(c)
Benefit Plans                                 2.7(b)
Certificates                                  1.11(b)
Closing                                         1.2
Closing Date                                    1.2
Company                                      Preamble
Company Debt                                  1.8(c)
Company Securities                            2.1(c)
Company's Closing Schedule                    1.9(a)
Confidentiality Agreement                       4.8
Effective Time                                  1.2
Estimated Closing Working Capital             1.8(b)
Estimated Deficiency                          1.8(b)
Estimated Excess                              1.8(b)
Excess Company Debt                           1.8(c)
Final                                         1.8(a)
Final Closing Working Capital                 1.9(b)
First Deferred Payment                        1.10(a)


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GW                                           Preamble
GW Indemnified Persons                        6.2(a)
Indemnification Claim                         6.2(c)
Indemnified Person                            6.2(c)
Indemnifying Party                            6.2(c)
Insider Transactions                           2.15
Insiders                                       2.15
Losses                                        6.2(a)
Merger                                       Recitals
OSHA                                           2.16
Parent                                       Preamble
Permitted Encumbrances                        2.4(d)
Preliminary Closing Merger Consideration      1.8(a)
Rules                                           7.2
Second Deferred Payment                       1.10(b)
Shareholder Indemnified Person                6.2(b)
Shareholder Meeting                            4.11
Shareholders                                    6.2
Surviving Corporation                           1.1
Third Party Indemnification Claim             6.2(d)
Working Capital Deficiency                    1.9(c)
Working Capital Dispute Notice                1.9(a)
Working Capital Excess                        1.9(c)




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